Exhibit 21.1
MARATHON PETROLEUM CORPORATION
LIST OF SUBSIDIARIES
as of December 31, 2015

	Name of Subsidiary	Jurisdiction of Organization/Incorporation
	631 South Main Street Development LLC	Delaware
*	Ascension Pipeline Company, LLC	Delaware
	Blanchard Holdings Company LLC	Delaware
	Blanchard Pipe Line Company LLC	Delaware
	Blanchard Refining Company LLC	Delaware
	Blanchard Terminal Company LLC	Delaware
	Bluewater 750s LLC	Delaware
	Bonded Oil Company	Delaware
	Buckeye Assurance Corporation	Vermont
	Catlettsburg Refining, LLC	Delaware
*	Centennial Pipeline LLC	Delaware
*	Centrahoma Processing LLC	Delaware
	Cincinnati BioRefining Corp.	Delaware
	Cincinnati Renewable Fuels LLC	Delaware
*	Crowley Ocean Partners LLC	Delaware
*	Crowley Tanker Charters III, LLC	Delaware
*	Crowley Tankers II, LLC	Delaware
*	Enchi Corporation	Delaware
*	Explorer Pipeline Company	Delaware
*	Gravcap, Inc.	Delaware
*	Green Bay Terminal Corporation	Wisconsin
*	Guilford County Terminal Company, LLC	North Carolina
	Hardin Assurance Ltd.	Bermuda
	Hardin Street Holdings LLC	Delaware
	Hardin Street Marine LLC	Delaware
	Hardin Street Transportation LLC	Delaware
	Hess Retail Holdings LLC	Delaware
	Hess Wilco Holdings, LLC	Delaware
*	Illinois Extension Pipeline Company, L.L.C.	Delaware
*	Jefferson Gas Gathering Company, L.L.C.	Delaware
*	Johnston County Terminal, LLC	Delaware
	Lincoln Pipeline LLC	Delaware
*	LOCAP LLC	Delaware
*	LOOP LLC	Delaware
	Mannheim Terminal and Warehousing Service Company	Illinois
	Marathon Canada Marketing, Ltd.	Delaware
	Marathon Carbon Management LLC	Delaware
	Marathon Petroleum Company Canada, Ltd.	Alberta
	Marathon Petroleum Company LP	Delaware
	Marathon Petroleum Logistics Services LLC	Delaware
	Marathon Petroleum Service Company	Delaware
	Marathon Petroleum Supply LLC	Delaware
	Marathon Petroleum Trading Canada LLC	Delaware
	Marathon Pipe Line Company	Nevada
*	Marathon Pipe Line LLC	Delaware
	Marathon PrePaid Card LLC	Ohio

	Marathon Renewable Fuels Corp.	Delaware
	Marathon Renewable Supply LLC	Delaware
*	MarkWest Blackhawk, L.L.C.	Texas
*	MarkWest Bluestone Ethane Pipeline, L.L.C.	Delaware
*	MarkWest Buffalo Creek Gas Company, L.L.C.	Oklahoma
*	MarkWest EMG Jefferson Dry Gas Gathering Company, L.L.C.	Delaware
*	MarkWest Energy Appalachia, L.L.C.	Delaware
*	MarkWest Energy East Texas Gas Company, L.L.C.	Delaware
*	MarkWest Energy Finance Corporation	Delaware
*	MarkWest Energy GP, L.L.C.	Delaware
*	MarkWest Energy Operating Company, L.L.C.	Delaware
*	MarkWest Energy Partners, L.P.	Delaware
*	MarkWest Energy South Texas Gas Company, L.L.C.	Delaware
*	MarkWest Energy West Texas Gas Company, L.L.C.	Delaware
*	MarkWest Gas Marketing, L.L.C.	Texas
*	MarkWest Gas Services, L.L.C.	Texas
*	MarkWest Hydrocarbon, Inc.	Delaware
*	MarkWest Javelina Company, L.L.C.	Texas
*	MarkWest Javelina Pipeline Company, L.L.C.	Texas
*	MarkWest Liberty Bluestone, L.L.C.	Delaware
*	MarkWest Liberty Ethane Pipeline, L.L.C.	Delaware
*	MarkWest Liberty Gas Gathering, L.L.C.	Delaware
*	MarkWest Liberty Midstream & Resources, L.L.C.	Delaware
*	MarkWest Mariner Pipeline, L.L.C.	Delaware
*	MarkWest Marketing, L.L.C.	Delaware
*	MarkWest McAlester, L.L.C.	Oklahoma
*	MarkWest Michigan Pipeline Company, L.L.C.	Michigan
*	MarkWest Mountaineer Pipeline Company, L.L.C.	Delaware
*	MarkWest New Mexico, L.L.C.	Texas
*	MarkWest Ohio Fractionation Company, L.L.C.	Delaware
*	MarkWest Oklahoma Gas Company, L.L.C.	Oklahoma
*	MarkWest Panola Pipeline, L.L.C.	Texas
*	MarkWest Pinnacle, L.L.C.	Texas
*	MarkWest Pioneer, L.L.C.	Delaware
*	MarkWest Pipeline Company, L.L.C.	Texas
*	MarkWest PNG Utility, L.L.C.	Texas
*	MarkWest POET, L.L.C.	Delaware
*	MarkWest Power Tex, L.L.C.	Texas
*	MarkWest Ranger Pipeline Company, L.L.C.	Delaware
*	MarkWest Texas LPG Pipeline, L.L.C.	Texas
*	MarkWest Texas PNG Utility, L.L.C.	Texas
*	MarkWest Utica EMG Condensate, L.L.C.	Delaware
*	MarkWest Utica EMG, L.L.C.	Delaware
*	MarkWest Utica Operating Company, L.L.C.	Delaware
*	Mason Pipeline Limited Liability Company	Michigan
*	Matrex, L.L.C.	Michigan
	MPC Investment Fund, Inc.	Delaware
	MPC Investment LLC	Delaware
	MPC LOOP Holdings LLC	Delaware
	MPC Trade Receivables Company LLC	Delaware
	MPL Investment LLC	Delaware
	MPL Louisiana Holdings LLC	Delaware
	MPLX GP LLC	Delaware

	MPLX Logistics Holdings LLC	Delaware
*	MPLX LP	Delaware
*	MPLX Operations LLC	Delaware
*	MPLX Pipe Line Holdings LLC	Delaware
*	MPLX Terminal and Storage LLC	Delaware
	MPLX Terminals LLC	Delaware
*	Mule Sidetracks, L.L.C.	Delaware
*	Mule Tracts, L.L.C.	Delaware
*	Muskegon Pipeline LLC	Delaware
	MW Logistics Services LLC	Delaware
*	MWE GP LLC	Delaware
	Niles Properties LLC	Delaware
*	North Dakota Pipeline Company LLC	Delaware
	Ocean Tankers LLC	Delaware
*	Ohio Condensate Company, L.L.C.	Delaware
*	Ohio Gathering Company, L.L.C.	Delaware
*	Ohio River Pipe Line LLC	Delaware
*	Ohio Utica Jefferson Dry Gas Gathering Company, L.L.C.	Delaware
*	Oil Insurance Limited	Bermuda
*	Panola Pipeline Company, LLC	Texas
*	Port Everglades Environmental Corp.	Florida
*	Resource Environmental, L.L.C.	Delaware
	South Houston Green Power, LLC	Delaware
	Speedway LLC	Delaware
	Speedway of Massachusetts LLC	Massachusetts
	Speedway Petroleum Corporation	Delaware
	Speedway Prepaid Card LLC	Ohio
	Speedway.com LLC	Delaware
	Speedy Prepaid Services Inc.	New Hampshire
	Starvin Marvin, Inc.	Delaware
	SWTO LLC	Delaware
*	The Andersons Albion Ethanol LLC	Ohio
*	The Andersons Clymers Ethanol LLC	Ohio
*	The Andersons Ethanol Investment LLC	Ohio
*	The Andersons Marathon Ethanol LLC	Delaware
*	West Relay Gathering Company, L.L.C.	Delaware
*	West Shore Processing Company, L.L.C.	Michigan
	Wilco Food Services LLC	Delaware
	WilcoHess LLC	Delaware
	Williston Basin Pipe Line LLC	Delaware
*	WIP, LLC	Indiana
*	Wirth Gathering Partnership	Oklahoma
*	Wolverine Pipe Line Company	Delaware
	Woodhaven Cavern LLC	Delaware

*	Indicates a company that is not wholly owned directly or indirectly by Marathon Petroleum Corporation